UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2021

GINKGO BIOWORKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40097	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Avenue

8th Floor

Boston, MA 02210

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 422-5362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DNA	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	DNA.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “New Ginkgo” and the “Company” refer to Ginkgo Bioworks Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of New Ginkgo. Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy and such definitions are incorporated herein by reference.

Domestication and Business Combination Transaction

As previously announced, Soaring Eagle Acquisition Corp. (“SRNG”, and, after the Domestication as described below, “New SRNG”), a Cayman Islands exempted company, previously entered into an agreement and plan of merger, dated as of May 11, 2021, and amended on May 14, 2021 (the “Merger Agreement”), by and among SRNG, SEAC Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Ginkgo Bioworks, Inc., a Delaware corporation (“Old Ginkgo”).

At the special meeting of the SRNG shareholders held on September 14, 2021 (the “Special Meeting”), the SRNG shareholders considered and approved and adopted, among other matters, the Merger Agreement and the other proposals related thereto described in the Proxy (as defined below).

On September 15, 2021, as contemplated by the Merger Agreement and described in the section titled “The Domestication Proposal” beginning on page 151 of the final prospectus and definitive proxy statement, dated August 11, 2021 (the “Proxy”) and filed with the Securities and Exchange Commission (the “SEC”), SRNG filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of Delaware, pursuant to which SRNG was domesticated and continued as a Delaware corporation, under the name of “Soaring Eagle Acquisition Corp.” (the “Domestication”).

As a result of, and upon the effective time of the Domestication, among other things, (1) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of SRNG automatically converted, on a one-for-one basis, into a Class A ordinary share, par value $0.0001 per share, of SRNG (a “SRNG Class A ordinary share”); (2) immediately following the conversion described in clause (1), each of the then issued and outstanding SRNG Class A ordinary shares automatically converted, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of New SRNG (the “New SRNG Class A common stock”); (3) each then issued and outstanding redeemable warrant of SRNG (the “SRNG warrants”) automatically converted into a redeemable warrant to acquire one share of New SRNG Class A common stock (the “New SRNG warrants”); and (4) each of the then issued and outstanding units of SRNG that had not been previously separated into the underlying SRNG Class A ordinary shares and underlying SRNG warrants upon the request of the holder thereof (the “SRNG units”), were cancelled and entitled the holder thereof to one share of New SRNG Class A common stock and one-fifth of one New SRNG warrant. No fractional shares will be issued upon exercise of the New SRNG warrants.

On September 16, 2021 (the “Closing Date”), as contemplated by the Merger Agreement and described in the section titled “The Business Combination Proposal” beginning on page 108 of the Proxy, New SRNG consummated the merger transaction contemplated by the Merger Agreement (the “Closing”), whereby Merger Sub merged with and into Old Ginkgo, the separate corporate existence of Merger Sub ceasing and Old Ginkgo being the surviving corporation and a wholly owned subsidiary of New SRNG (the “Merger” and, together with the Domestication, the “Business Combination”). In connection with the consummation of the Business Combination, New SRNG changed its name to “Ginkgo Bioworks Holdings, Inc.” (“New Ginkgo”). The shares of New SRNG Class A common stock and New SRNG warrants described above became shares of New Ginkgo Class A common stock or New Ginkgo warrants, as applicable, upon consummation of the Merger.

Pursuant to the Merger Agreement, SRNG acquired all of the outstanding equity interests of Old Ginkgo for approximately $15.8 billion in aggregate consideration in the form of common stock of New Ginkgo (“New Ginkgo common stock”) valued at $10 per share (the “Base Equity Consideration”), plus approximately 188.7 million earn-out shares of New Ginkgo common stock, which are subject to forfeiture to the extent that the vesting conditions described below are not satisfied on or before the fifth anniversary of the Closing (the “Earn-out Consideration”). Old Ginkgo stockholders received consideration in the form of shares of Class A common stock, par value $0.0001 per share, of New Ginkgo (“New Ginkgo Class A common stock”) and/or Class B common stock, par value $0.0001 per share, of New Ginkgo (“New Ginkgo Class B common stock”), as determined in accordance with the Merger Agreement.

The Base Equity Consideration was allocated among Old Ginkgo equity holders as follows: (1) each share of Class A common stock, par value $0.0001 per share, of Old Ginkgo (“Old Ginkgo Class A common stock”) outstanding immediately prior to the effective time of the Business Combination was converted into approximately 49.080452 shares of New Ginkgo Class A common stock; (2) each share of Class B common stock, par value $0.0001 per share, of Old Ginkgo (“Old Ginkgo Class B common stock”) outstanding immediately prior to the effective time of the Business Combination was converted into approximately 49.080452 shares of New Ginkgo Class B common stock; (3) each option exercisable for one share of Old Ginkgo common stock (each, an “Old Ginkgo option”) under Old Ginkgo’s stock incentive plans outstanding immediately prior to the effective time of the Business Combination was assumed and converted into an option having the same terms and conditions as applied to the Old Ginkgo option so converted but exercisable for approximately 49.080452 shares of New Ginkgo common stock, with appropriate adjustments to the exercise price thereof (each, a “New Ginkgo option”); (4) each award of restricted common stock of Old Ginkgo under Old Ginkgo’s stock incentive plans (each, a “Ginkgo restricted stock award”) outstanding immediately prior to the effective time of the Business Combination was converted into approximately 49.080452 shares of restricted common stock of New Ginkgo (each, a “New Ginkgo restricted stock award”); and (5) each award of restricted stock units of Old Ginkgo under Old Ginkgo’s stock incentive plans (each, an “Old Ginkgo restricted stock unit award”) outstanding immediately prior to the effective time of the Business Combination was assumed and converted into a restricted stock unit having the same terms and conditions as applied to the Old Ginkgo restricted stock unit so converted but relating to approximately 49.080452 shares of common stock of New Ginkgo (each, a “New Ginkgo restricted stock unit award”). No warrants to purchase shares of capital stock of Old Ginkgo were outstanding immediately prior to the effective time of the Business Combination.

As described in the Proxy, in addition to the Base Equity Consideration described above, the holders of Old Ginkgo common stock, Old Ginkgo options, Old Ginkgo restricted stock awards and Old Ginkgo restricted stock unit awards outstanding immediately prior to the effective time of the Business Combination received a proportional amount of the Earn-out Consideration, which is divided into four equal tranches subject to vesting during the five years after the Closing Date (the “Earn-out Period”) based on the conditions below (collectively, the “Earn-out Targets”):

•

if the trading price per share of New Ginkgo Class A common stock at any point during the trading hours of a trading day is greater than or equal to $12.50 for any 20 trading days within any period of 30 consecutive trading days during the Earn-out Period, 25% of the Earn-out Consideration will immediately vest;

•

if the trading price per share of New Ginkgo Class A common stock at any point during the trading hours of a trading day is greater than or equal to $15.00 for any 20 trading days within any period of 30 consecutive trading days during the Earn-out Period, an additional 25% of the Earn-out Consideration will immediately vest;

•

if the trading price per share of New Ginkgo Class A common stock at any point during the trading hours of a trading day is greater than or equal to $17.50 for any 20 trading days within any period of 30 consecutive trading days, an additional 25% of the Earn-out Consideration will immediately vest; and

•

if the trading price per share of New Ginkgo Class A common stock at any point during the trading hours of a trading day is greater than or equal to $20.00 for any 20 trading days within any period of 30 consecutive trading days, the remaining 25% of the Earn-out Consideration will immediately vest.

Additionally, the vesting of the Earn-out Consideration will be subject to acceleration in the event of certain transactions resulting in a change of control of New Ginkgo or the acquisition by a third party of assets of New Ginkgo representing at least 50% of New Ginkgo’s assets (by value) on a consolidated basis or generating at least 50% of New Ginkgo’s revenues on a consolidated basis, to the extent that the per-share value of the consideration received by New Ginkgo’s stockholders in such transaction or acquisition is greater than or equal to the Earn-out Targets described above.

To the extent that the Earn-out Targets described above are not achieved during the Earn-out Period, the portion of the Earn-out Consideration that remains subject to vesting and forfeiture at the end of the Earn-out Period will be forfeited to New Ginkgo for no consideration and cancelled.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Sponsor Support Agreement

As described in the Proxy, in connection with the execution of the Merger Agreement, the Sponsor entered into an agreement (the “Sponsor Support Agreement”) with Old Ginkgo and SRNG pursuant to which the Sponsor agreed, among other things, (i) to vote all SRNG ordinary shares beneficially owned by the Sponsor in favor of each of the transaction proposals in connection with the Business Combination at any SRNG shareholder meeting, to use commercially reasonable efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement; and (ii) to not redeem any SRNG ordinary shares and not commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action, derivative or otherwise, against SRNG, Old Ginkgo or any of their respective related persons relating to the negotiation, execution or delivery of the Merger Agreement or any of the transactions contemplated in the Merger Agreement.

Pursuant to the Sponsor Support Agreement, at the Closing, the Sponsor forfeited 11,534,052 of its shares of New Ginkgo Class A common stock, and an additional 16,737,183 of the Sponsor’s shares of New Ginkgo Class A common stock became subject to conditions of vesting and forfeiture identical to those applicable to the Earn-out Consideration issued to Old Ginkgo equity holders in the Business Combination (including with respect to the Earn-out Targets and acceleration in the event of certain transactions affecting New Ginkgo), as described above.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the Sponsor Support Agreement, which is attached hereto as Exhibit 10.43 and is incorporated herein by reference.

PIPE Investment

As previously announced, on May 11, 2021, concurrently with the execution of the Merger Agreement, SRNG entered into subscription agreements (collectively, the “Subscription Agreements”) with certain accredited investors, including an affiliate of Eagle Equity Partners III, LLC, a Delaware limited liability company (the “Sponsor”) (collectively, the “PIPE Investors”). In connection with the consummation of the Business Combination on September 16, 2021, pursuant to, and on the terms and subject to the conditions of, the Subscription Agreements, the PIPE Investors collectively consummated investments for 76,000,000 shares of New SRNG Class A common stock at a price of $10.00 per share for an aggregate amount of $760,000,000 (the “PIPE Investment”).

Immediately after giving effect to the Business Combination and the PIPE Investment, there were 1,330,072,374 shares of New Ginkgo Class A common stock, 627,316,622 shares of New Ginkgo Class B common stock and 51,824,925 New Ginkgo warrants outstanding (including rollover equity instruments (i.e., restricted stock units and stock options)). After the close of business on September 16, 2021, the SRNG Class A common stock and SRNG warrants ceased trading on the Nasdaq Capital Market and on September 17, 2021, New Ginkgo’s Class A common stock and warrants began trading on the New York Stock Exchange under the symbols “DNA” and “DNA.WS,” respectively.

At the Closing, the ownership interests and voting power in New Ginkgo are as follows:

	Shares(1)%
SRNG public stockholders	85,774,688	4.9%
SRNG sponsor and director stockholders	14,853,765	0.9%

Total SRNG(3)	100,628,453	5.8%
Ginkgo Class A Common Stock	1,014,921,949	57.9%
Ginkgo Class B Common Stock	560,429,185	32.0%

Total Legacy Ginkgo(1)	1,575,351,134	89.9%
PIPE Investors(3)	76,000,000	4.3%

Total shares outstanding at close (excluding shares below)	1,751,979,587	100.0%
Legacy Ginkgo Earn-out Consideration(2)	188,672,226
Sponsor Earn-out Shares(3)	16,737,183
SRNG Shares Underlying Public and Private Warrants(3)	51,824,925

Total Shares at Closing (including shares above)	2,009,213,921

(1)

Total Ginkgo common stock above includes 21,199,465 shares of Class A common stock and 262,196,629 shares of Class B common stock underlying rollover equity instruments (i.e., restricted stock units and stock options). If excluded, total Class A common stock outstanding is 993,722,484 shares and total Class B common stock outstanding is 298,232,556 shares.

(2)

At the Closing, the Ginkgo Earn-out Consideration increased from an estimated 180.0 million shares to 188.7 million shares based on the terms of the Merger Agreement. The 188,672,226 shares of Ginkgo Earn-out Consideration includes 121,784,789 shares of New Ginkgo Class A common stock and 66,887,437 shares of New Ginkgo Class B common stock.

(3)	Represents New Ginkgo Class A common stock.

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the Closing, New Ginkgo entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”) among New Ginkgo, the Sponsor and certain New Ginkgo stockholders. Pursuant to the Registration Rights Agreement, New Ginkgo will be required to register for resale securities held by the stockholders party thereto. New Ginkgo will have no obligation to facilitate more than two demands per calendar year for each of the Sponsor or the Ginkgo Holders (as defined in the Registration Rights Agreement) that New Ginkgo register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by New Ginkgo. New Ginkgo will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, New Ginkgo entered into indemnification agreements with each of its directors and executive officers.

Each indemnification agreement provides for indemnification and advancements by New Ginkgo of certain expenses and costs relating to claims, suits or proceedings arising from each director or executive officer’s service to New Ginkgo, or, at New Ginkgo’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.42 and is incorporated herein by reference.

Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan

On September 16, 2021, the Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan (the “2021 Plan”) became effective. At the Special Meeting, the SRNG shareholders approved the 2021 Plan. The 2021 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units and other stock or cash-based awards. Employees, consultants and directors of New Ginkgo and its subsidiaries may be eligible to receive awards under the 2021 Plan. The 2021 Plan is administered by the Board or the compensation committee of the Board, referred to herein as the “plan administrator,” subject to the limitations imposed under the 2021 Plan, Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the 2021 Plan, to interpret the 2021 Plan and award agreements, to impose a mandatory holding period pursuant to which some or all participants may not dispose of or transfer shares issued under the 2021 Plan for a period of time determined by the plan administrator in its discretion, and to adopt, amend and repeal rules for the administration of the 2021 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2021 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2021 Plan.

The aggregate number of shares of New Ginkgo common stock available for issuance under the 2021 Plan, which may be issued as New Ginkgo Class A common stock and/or New Ginkgo Class B common stock, is initially equal to the sum of (i) 200,000,000 shares of common stock, (ii) any shares of New Ginkgo common stock which remained available for future grants under the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (the “2014 Plan”) as of immediately prior to approval of the 2021 Plan by the SRNG shareholders, (iii) any shares of New Ginkgo common stock which are subject to awards under the Ginkgo Bioworks, Inc. 2008 Stock Incentive Plan (the “2008 Plan”) and/or the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (the “2014 Plan”, and, together with the 2008 Plan, the “Prior Plan”) which become available for issuance under the 2021 Plan pursuant to its terms, (iv) any Remaining Earn-out Shares (as defined in the Merger Agreement), plus (v) an annual increase for ten years on the first day of each calendar year beginning on January 1, 2022 equal to the lesser of (A) 4% of the aggregate number of shares of New Ginkgo common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board. The maximum number of shares of New Ginkgo common stock that may be issued pursuant to the exercise of incentive stock options granted under the 2021 Plan will be 200,000,000 shares. In addition, prior to or in connection with issuing any shares under the 2021 Plan, the plan administrator may convert awards previously granted covering shares of New Ginkgo Class B common stock to New Ginkgo Class A common stock.

A more complete summary of the terms of the 2021 Plan is set forth on page 166 of the Proxy, in the section titled “The Incentive Plan Proposal.” That summary and the foregoing description of the 2021 Plan are qualified in their entirety by reference to the text of the 2021 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan

On September 16, 2021, the Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) became effective. At the Special Meeting, the SRNG shareholders approved the ESPP.

The ESPP consists of two distinct components in order to provide increased flexibility to grant options to purchase shares under the ESPP. Specifically, the ESPP authorizes (1) the grant of options that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “Section 423 Component”) and (2) the grant of options that are not intended to be tax-qualified under Section 423 of the Code (the “Non-Section 423 Component”). All of New Ginkgo’s employees are expected to be eligible to participate in the ESPP. However, with respect to the Section 423 Component, an employee may not be granted rights to purchase stock under the ESPP if the employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of New Ginkgo’s common stock. The ESPP is administered by the Board or the compensation committee of the Board, referred to herein as the “ESPP administrator.”

The ESPP permits New Ginkgo to deliver up 20,000,000 shares of New Ginkgo common stock pursuant to awards issued under the ESPP, which may be New Ginkgo Class A common stock and/or New Ginkgo Class B common stock. The number of shares of common stock reserved for issuance under the ESPP will automatically increase on the day of each calendar year, beginning on January 1, 2022, by an amount equal to the lesser of (A) 1% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board, provided that no more than 100,000,000 shares may be issued under the Section 423 Component. Prior to or in connection with issuing any shares of New Ginkgo common stock under the ESPP, the ESPP administrator may convert awards covering shares of New Ginkgo Class B common stock to New Ginkgo Class A common stock.

A more complete summary of the terms of the ESPP is set forth on page 172 the Proxy in the section titled “The ESPP Proposal.” That summary and the foregoing description of the ESPP are qualified in their entirety by reference to the text of the ESPP, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note — Domestication and Business Combination Transaction” above is incorporated into this Item 2.01 by reference.

Forward-Looking Statements

This Current Report on Form 8-K, and some of the information incorporated herein by reference, includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of New Ginkgo. These statements are based on the beliefs and assumptions of the management of New Ginkgo. Although New Ginkgo believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements about:

•	the ability of New Ginkgo to realize the benefits expected from the Business Combination;

•	the ability to maintain the listing of New Ginkgo Class A common stock on the NYSE;

•	New Ginkgo’s ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness in the future;

•	New Ginkgo’s ability to retain or recruit, or adapt to changes required in, its founders, senior executives, key personnel or directors;

•	New Ginkgo’s ability to effectively manage its growth;

•	New Ginkgo’s exposure to the volatility and liquidity risks inherent in holding equity interests in certain of its customers;

•

rapidly changing technology and extensive competition in the synthetic biology industry that could make the products and processes New Ginkgo is developing obsolete or non-competitive unless it continues to collaborate on the development of new and improved products and processes and pursue new market opportunities;

•	New Ginkgo’s reliance on its customers to develop, produce and manufacture products using the engineered cells and/or biomanufacturing processes that New Ginkgo develops;

•	New Ginkgo’s ability to comply with laws and regulations applicable to its business;

•	market conditions and global and economic factors beyond New Ginkgo’s control;

•	intense competition and competitive pressures from other companies worldwide in the industries in which New Ginkgo will operate;

•	litigation and the ability to adequately protect New Ginkgo’s intellectual property rights; and

•	other factors detailed in the Proxy in the section entitled “Risk Factors,” which is incorporated herein by reference.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K and in any document incorporated by reference are more fully described under the heading “Risk Factors” and elsewhere in the Proxy, which is incorporated herein by reference. The risks described in the Proxy under the heading “Risk Factors” are not exhaustive. Other sections of the Proxy describe additional factors that could adversely affect the business, financial condition or results of operations of New Ginkgo. New risk factors emerge from time to time and it is not possible to predict all such risk factors, New Ginkgo assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by New Ginkgo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. New Ginkgo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Business

The business of SRNG prior to the Business Combination is described in the Proxy in the section titled “Other Information Related to SRNG” and that information is incorporated herein by reference. The business of New Ginkgo is described in the Proxy in the section titled “Information about Ginkgo” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to New Ginkgo’s business and operations are set forth in the Proxy in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of SRNG and Old Ginkgo. Reference is further made to the disclosure contained in the Proxy in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SRNG”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ginkgo”, which are incorporated herein by reference. Reference is further made to the disclosure contained in SRNG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 and filed with the SEC on August 16, 2021 (“SRNG’s 10-Q”) in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations for Old Ginkgo for the six months ended June 30, 2021 and for the years ended December 31, 2020 and 2019 is filed herewith as Exhibit 99.3 and incorporated herein by reference.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of SRNG for the six months ended June 30, 2021 is described in SRNG’s 10-Q in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ginkgo—Quantitative and Qualitative Disclosures About Market Risk”, which is incorporated herein by reference.

Reference is also made to the disclosure contained in SRNG’s 10-Q in the section titled “Quantitative and Qualitative Disclosures About Market Risk,” which is incorporated herein by reference.

Facilities

The facilities of New Ginkgo are described in the Proxy in the section titled “Information about Ginkgo—Facilities” and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of New Ginkgo common stock as of the Closing Date by:

•	each person who is a named executive officer or director of New Ginkgo;

•	all executive officers and directors of New Ginkgo as a group; and

•	each person who is a beneficial owner of more than 5% of New Ginkgo Class A common stock or New Ginkgo Class B common stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, New Ginkgo believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of New Ginkgo common stock is based on 1,330,072,374 shares of New Ginkgo Class A common stock, 627,316,622 shares of New Ginkgo Class B common stock and 51,824,925 warrants to purchase shares of New Ginkgo Class A common stock issued and outstanding as of the Closing Date (including rollover equity instruments (i.e., restricted stock awards and stock options)).

	New Ginkgo Class A common stock		New Ginkgo Class B common stock		% of Total Voting Power**
Name and Address of Beneficial Owner	Shares	%	Shares	%
Directors and Executive Officers of New Ginkgo
Jason Kelly(1)	—	—	82,581,106	13.2	10.8
Reshma Shetty(2)	—	—	166,041,730	26.5	21.7
Mark Dmytruk	—	—	314,097	*	—
Arie Belldegrun	—	—	—	—	—
Marijn Dekkers(3)	6,155,324	*	—	—	*
Christian Henry	234,548	*	—	—	*
Reshma Kewalramani	—	—	—	—	—
Shyam Sankar	234,548	*	—	—	*
Harry E. Sloan	—	—	—	—	—
All Directors and Executive Officers of New Ginkgo as a Group (9 Individuals)	6,624,420	*	248,936,933	39.7	32.6
5% Beneficial Owners of New Ginkgo
Entities affiliated with Anchorage Capital Group(4)	74,929,312	5.4	—	—	1.0
Bartholomew Canton(5)	—	—	166,041,730	26.5	21.7
Austin Che(6)	—	—	83,020,866	13.2	10.8
Entities affiliated with Baillie Gifford & Co.(7)	89,497,288	6.5	—	—	1.2
Cascade Investment, L.L.C. (8)	151,865,481	11.0	—	—	2.0
Eagle Equity Partners III, LLC(9)	48,915,948	3.5	—	—	*
General Atlantic (GK), L.P.(10)	114,886,852	8.3	—	—	1.5
Thomas Knight(11)	65,963,933	4.8	9,219,119	1.5	2.1
Senator Global Opportunity Master Fund LP(12)	80,153,273	5.8	—	—	1.0
Viking Global Opportunities Illiquid Investments Sub-Master LP(13)	339,055,144	24.5	—	—	4.4

*	Less than one percent.
**

Percentage of total voting power represents voting power with respect to all shares of New Ginkgo Class A common stock and New Ginkgo Class B common stock, as a single class. After the Business Combination, each share of New Ginkgo Class B common stock will be entitled to 10 votes per share and each share of New Ginkgo Class A common stock will be entitled to one vote per share. For more information about the voting rights of New Ginkgo common stock after the Business Combination, see “Description of New Ginkgo Securities” in the Proxy.

(1)

Consists of (a) 70,853,049 shares of New Ginkgo Class B common stock held by Dr. Kelly and (b) 11,728,057 shares of New Ginkgo Class B common stock held by The Kelly 2016 Grantor Retained Annuity Trust, over which Dr. Kelly has sole voting and dispositive power.

(2)

Consists of (a) 3,093,797 shares of New Ginkgo Class B common stock held by Dr. Shetty, (b) 70,389,783 shares of New Ginkgo Class B common stock held by The Reshma Padmini Shetty Revocable Living Trust - 2014, over which Dr. Shetty has sole voting and dispositive power, (c) 8,245,491 shares of New Ginkgo Class B common stock held by The Reshma Padmini Shetty 2021 Grantor Retained Annuity Trust, over which Dr. Shetty has sole voting and dispositive power, (d) 1,291,794 shares of New Ginkgo Class B common stock held by a family trust, and (e) 79,927,068 shares of New Ginkgo Class B common stock beneficially owned by Dr. Shetty’s spouse, as reported in footnote (5) below. The voting and dispositive power over the shares held by the family trust are held by three or more individuals acting by majority approval and therefore none of the individuals is deemed a beneficial owner of the shares held by such trust.

(3)

Consists of (a) 374,960 shares of New Ginkgo Class A common stock held by Mr. Dekkers and (b) 5,780,364 shares of New Ginkgo Class A common stock held by Novalis LifeSciences Investments I, L.P. (“Novalis LifeSciences”). Mr. Dekkers, the Manager of the general partner of Novalis LifeSciences, has sole voting and dispositive power over the shares held by Novalis LifeSciences and, as a result, may be deemed to share beneficial ownership of the shares held by Novalis LifeSciences. The address for this stockholder is 1 Liberty Lane, Suite 100, Hampton, NH 03842.

(4)

Consists of (a) 37,464,656 shares of New Ginkgo Class A common stock held by Anchorage Illiquid Opportunities Master VI (A), L.P. and (b) 37,464,656 shares of New Ginkgo Class A common stock held by Anchorage Illiquid Opportunities Offshore Master V, L.P. Anchorage Advisors Management, L.L.C. is the sole managing member of Anchorage Capital Group, L.L.C. (“Anchorage”), which in turn is the investment manager of AIOM VI and AIOM V. Mr. Kevin Ulrich is the Chief Executive Officer of Anchorage and the senior managing member of Anchorage Advisors Management, L.L.C. As such, each of the foregoing persons may be deemed to have voting and dispositive power over the shares held by AIOM VI and AIOM V. Each of the foregoing persons disclaims beneficial ownership of the shares held by AIOM VI and AIOM V, except of any pecuniary interests therein. The address for these stockholders is 610 Broadway, 6th Floor, New York, NY 10012.

(5)

Consists of (a) 3,093,797 shares of New Ginkgo Class B common stock held by Dr. Canton, (b) 70,389,783 shares of New Ginkgo Class B common stock held by The Bartholomew Canton Revocable Living Trust - 2014, over which Dr. Canton has sole voting and dispositive power, (c) 8,245,491 shares of New Ginkgo Class B common stock held by The Bartholomew Canton 2021 Grantor Retained Annuity Trust, over which Dr. Canton has sole voting and dispositive power, (d) 1,291,794 shares of New Ginkgo Class B common stock held by a family trust, and (e) 79,927,068 shares of New Ginkgo Class B common stock held by Dr. Canton’s spouse as reported in footnote (2) above. The voting and dispositive power over the shares held by the family trust are held by three or more individuals acting by majority approval and therefore none of the individuals is deemed a beneficial owner of the shares held by such trust.

(6)

Consists of (a) 3,093,797 shares of New Ginkgo Class B common stock held by Dr. Che and (b) 79,927,069 shares of New Ginkgo Class B common stock held by Austin Che Revocable Trust, over which Dr. Che has sole voting and dispositive power.

(7)

Consists of (a) 2,581,527 shares of New Ginkgo Class A common stock held by Baillie Gifford US Growth Trust PLC (“USGrowth”) and (b) 86,915,761 shares of New Ginkgo Class A common stock held by Scottish Mortgage Investment Trust PLC. (“SMIT”) As agent for each of USGrowth and SMIT, Baillie Gifford & Co. may be deemed to share the power to direct the disposition and vote of, and therefore to own the shares held by USGrowth and SMIT. Baillie Gifford & Co. disclaims beneficial ownership of all shares held by USGrowth and SMIT. Each of USGrowth and SMIT are publicly traded companies. The address for these stockholders is c/o Baillie Gifford & Co, 1 Greenside Row, Edinburgh EH 1 3 AN, United Kingdom.

(8)

Consists of shares of New Ginkgo Class A common stock. All shares of New Ginkgo Class A common stock to be held by Cascade Investment, L.L.C. following the Closing may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade, L.L.C. The address for this stockholder is 2365 Carillon Point, Kirkland, WA 98033.

(9)

Consists of (i) 31,590,948 shares of New Ginkgo Class A common stock and (ii) 17,325,000 New Ginkgo warrants. There are three managing members of Eagle Equity Partners III, LLC. Each managing member has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting or dispositive decisions require the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no individual managing member of Eagle Equity Partners III, LLC exercises voting or dispositive control over any of the securities held by the entity, even those in which he holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(10)

Consists of shares of New Ginkgo Class A common stock. The limited partners that share beneficial ownership of the shares held by General Atlantic (GK), L.P. (“GA GK”) are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners 100, L.P. (“GAP 100”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The general partner of GA GK is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAP 100 is ultimately controlled by General Atlantic, L.P. (“GA LP”), which is controlled by the Management Committee of GASC MGP, LLC (the “Management Committee”). The general partner of GAP Bermuda EU is ultimately controlled by GAP (Bermuda) L.P. (“GAP Bermuda”), which is also controlled by the Management Committee. GA LP is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and is the sole member of GA SPV. There are nine members of the Management Committee. GA GK, GA LP, GASC MGP, LLC, GAP Bermuda, GA SPV and the GA Funds (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The mailing address of the foregoing General Atlantic entities, other than GAP Bermuda EU and GAP Bermuda, is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GAP Bermuda EU and GAP Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Each of the members of the Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein.

(11)

Consists of (a) 9,219,119 shares of New Ginkgo Class B common stock held by Mr. Knight; (b) 6,995,255 shares of New Ginkgo Class A common stock held The Knight Family Trust dated August 20, 2019, of which Peter P. Brown and Francis Y. Knight are trustees and have shared voting and dispositive power; (c) 8,992,533 shares of New Ginkgo Class A common stock held The Thomas F. Knight Jr. Grantor Retained Annuity Trust (2) dated December 16, 2020, of which Peter P. Brown and Mr. Knight are trustees and have shared voting and dispositive power; and (d) 49,976,145 shares of New Ginkgo Class A common stock held The Thomas F. Knight Jr. Grantor Retained Annuity Trust, of which Peter P. Brown and Mr. Knight are trustees and have shared voting and dispositive power.

(12)

Consists of shares of New Ginkgo Class A common stock. The address for this stockholder is 510 Madison Avenue, 28th Floor, New York, NY 10022. Senator Investment Group LP (“Senator”), is investment manager of the stockholder, Senator Global Opportunity Master Fund LP, and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this stockholder. Mr. Silverman disclaims beneficial ownership of the shares held by the stockholder.

(13)

Consists of shares of New Ginkgo Class A common stock. Viking Global Opportunities Illiquid Investments Sub-Master LP (the “Opportunities Fund”) has the authority to dispose of and vote the New Ginkgo Class A common stock that will be directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Opportunities GP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to Opportunities Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Viking Global Opportunities GP LLC, the sole member of Opportunities GP, have shared authority to direct the voting and disposition of investments beneficially owned by VGI, Opportunities GP and the Opportunities Fund. The address for each of the entities is c/o Viking Global Investors LP, is 55 Railroad Avenue, Greenwich, CT 06830.

Directors and Executive Officers

The Company’s directors and executive officers after the consummation of the Transactions are described in the Proxy in the section titled “Directors and Executive Officers of New Ginkgo After the Business Combination” and that information is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Company’s directors is set forth in the Proxy in the section titled “New Ginkgo Management After the Business Combination—Independence of the Board of Directors” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of the Board immediately after the Closing is set forth in the Proxy in the section titled “New Ginkgo Management After the Business Combination—Board Committees” and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of SRNG before the consummation of the Business Combination and the named executive officers of New Ginkgo after the consummation of the Business Combination is set forth in the Proxy in the sections titled “Other Information Related to SRNG—Executive Compensation and Director Compensation,” “Ginkgo’s Executive and Director Compensation, and “New Ginkgo Management After the Business Combination,” respectively, and that information is incorporated herein by reference.

On August 18, 2021, the board of directors of Old Ginkgo approved grants of 437,207 restricted stock units to each of Jason Kelly, Reshma Shetty, Austin Che and Bartholomew Canton under the 2014 Plan, which became effective immediately prior to the Closing of the Business Combination (the “Founder Awards”). The Founder Awards are scheduled to vest upon the satisfaction of both an “event condition” and a “service condition.” The service condition will be satisfied on October 1, 2022, subject to continued service with New Ginkgo through such date. The event condition will be satisfied on the first to occur of (i) a change in control or (ii) the earlier of (x) the date six months after the closing of a public offering or (y) March 15 of the calendar year following the effective date of a public offering, as long as such event occurs on or before the seventh anniversary of the grant date. It is expected that the Board will consider waiving the event condition in 2021 for all holders of restricted stock units, including the Founder Awards. The board of directors and stockholders of Old Ginkgo also approved an increase to the aggregate number of shares available for issuance under the 2014 Plan by 1,800,000 shares to account for such Founder Awards. In addition, in connection with the grant of the Founder Awards, Jason Kelly and Reshma Shetty agreed to extend the service condition on existing restricted stock unit awards until October 1, 2021.

Reference is made to the disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the headings “Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan” and “Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan,” which is incorporated herein by reference.

Director Compensation

On September 16, 2021, New Ginkgo’s program regarding compensation for the non-employee directors serving on the Board (the “Non-Employee Director Compensation Program”) became effective. Pursuant to the Non-Employee Director Compensation Program, non-employee directors serving on the Board will be entitled to cash and equity compensation in such amounts necessary to attract and retain non-employee directors that have the talent and skills to foster long-term value creation and enhance the sustainable development of the company. The compensation payable under the program is intended to be competitive in relation to both the market in which the company operates and the nature, complexity and size of New Ginkgo’s business.

A description of the compensation of the directors of SRNG before the consummation of the Business Combination and is set forth in the Proxy in the sections titled “Other Information Related to SRNG—Executive Compensation and Director Compensation,” “Ginkgo’s Executive and Director Compensation,” and “New Ginkgo Management After the Business Combination”, respectively, and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of the Company are described in the Proxy in the section titled “Certain Relationships and Related Person Transactions” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy titled “Other Information Related to SRNG—Legal Proceedings” and “Information About Ginkgo —Legal Proceedings” and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the ticker symbol, number of stockholders and dividends for SRNG’s securities is set forth in the Proxy in the section titled “Market Price, Ticker Symbol and Dividend Information” and such information is incorporated herein by reference.

As of the Closing Date, there were approximately 250 holders of record of New Ginkgo’s Class A common stock, approximately 17 holders of record of New Ginkgo’s Class B common stock and approximately 2 holders of record of New Ginkgo’s warrants to purchase New Ginkgo Class A common stock.

New Ginkgo’s Class A common stock and warrants began trading on the NYSE under the symbols “DNA” and “DNA.WS”, respectively, on September 17, 2021. SRNG’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from Nasdaq.

New Ginkgo has not paid any cash dividends on shares of its Class A common stock to date. The payment of cash dividends in the future will be dependent upon it revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of New Ginkgo’s securities is contained in the Proxy in the section titled “Description of New Ginkgo Securities” and that information is incorporated herein by reference.

Immediately following the Closing, including rollover equity instruments (i.e. restricted stock awards and stock options), there were 1,330,072,374 shares of New Ginkgo Class A common stock issued and outstanding, held of record by 250 holders; 627,316,622 shares of New Ginkgo Class B common stock issued and outstanding, held of record by 17 holders; no shares of preferred stock outstanding; and 51,824,925 New Ginkgo warrants outstanding held of record by 2 holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Transaction Consideration

The information set forth in the “Introductory Note—PIPE Investment” above is incorporated into this Item 3.02 by reference.

The shares of New SRNG Class A common stock issued to the Investors became shares of New Ginkgo Class A common stock upon consummation of the Business Combination. The shares issued by New SRNG to the PIPE Investors in the Private Placement on the Closing Date were issued pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Domestication and immediately prior to the consummation of the Business Combination, SRNG filed a certificate of incorporation with the Secretary of State of the State of Delaware. The material terms of the certificate of incorporation and the general effect upon the rights of holders of SRNG’s capital stock are discussed in the Proxy in the sections titled “The Domestication Proposal” beginning on page 151, “The Governing Documents Proposals” beginning on page 154 and “The Advisory Governing Documents Proposals” beginning on page 156, which are incorporated by reference herein.

As disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Securities Exchange Act, New Ginkgo is the successor issuer to SRNG and has succeeded to the attributes of SRNG as the registrant. In addition, the shares of common stock of New Ginkgo, as the successor to SRNG, are deemed to be registered under Section 12(b) of the Exchange Act.

Amended and Restated Certificate of Incorporation and Bylaws

Upon the effectiveness of the Domestication, SRNG’s memorandum and articles of association in effect immediately prior to the Domestication were replaced with the certificate of incorporation and bylaws of New SRNG, which continued in effect through the Closing as the certificate of information and bylaws of New Ginkgo. The certificate of incorporation, among other things:

(a) increases the total number of authorized shares of all classes of capital stock, consisting of (i) 16,000,000,000 shares of common stock, including 10,500,000,000 shares of New Ginkgo Class A common stock, par value $0.0001 per share, 4,500,000,000 shares of New Ginkgo Class B common stock, par value $0.0001 per share, and 800,000,000 shares of New Ginkgo Class C common stock, par value $0.0001 per share and (ii) 200,000,000 shares of preferred stock, par value $0.0001 per share;

(b) generally provides that holders of shares of New Ginkgo Class A common stock will be entitled to cast one vote per share of New Ginkgo Class A common stock on each matter properly submitted to New Ginkgo’s stockholders entitled to vote, holders of shares of New Ginkgo Class B common stock will be entitled to cast 10 votes per share of New Ginkgo Class B common stock on each matter properly submitted to New Ginkgo’s stockholders entitled to vote and, except as otherwise expressly provided in the certificate of incorporation or required by applicable law, holders of shares of New Ginkgo Class C common stock will not be entitled to vote on matters submitted to New Ginkgo’s stockholders;

(c) provides that the number of directors on the Board be fixed from time to time solely by resolution of the Board, provided that the holders of shares of New Ginkgo Class B common stock shall be entitled to nominate and elect the Class B Directors, representing one-quarter of the total number of New Ginkgo’s directors, for so long as the outstanding number of shares of Class B common stock continue to represent at least 2% of the outstanding shares of New Ginkgo’s common stock, and the holders of New Ginkgo Class A common stock and New Ginkgo Class B common stock voting together as a single class shall be entitled to elect the directors of New Ginkgo other than the Class B Directors;

(d) specifies the authorizations required to increase or decrease New Ginkgo’s authorized capital stock; and

(e) provides for certain additional changes relative to SRNG’s governing documents in effect prior to the Domestication, including, among other things, (i) adopting Delaware as the exclusive forum for certain stockholder litigation and the federal district courts of the United States as the exclusive forum for certain other stockholder litigation in each case unless New Ginkgo expressly consents in writing to the selection of an alternative forum and (ii) removing certain provisions related to SRNG’s status as a blank check company.

In addition, in connection with the Closing, New Ginkgo amended its amended and restated certificate of incorporation in order to change the corporate name of “Soaring Eagle Acquisition Corp.” to “Ginkgo Bioworks Holdings, Inc.”

The bylaws of New Ginkgo contain provisions that are consistent with New Ginkgo’s certificate of incorporation, as amended, and provide for certain additional changes relative to SRNG’s governing documents in effect prior to the Domestication that SRNG’s board of directors deemed appropriate for a public operating company.

The shareholders of SRNG approved these amendments at the Special Meeting. The foregoing summary is qualified in its entirety by reference to the full text of the certificate of incorporation and the first amendment thereto, which are included as Exhibit 3.1 hereto and Exhibit 3.2 hereto, respectively, and the bylaws of New Ginkgo, which are included as Exhibit 3.3 hereto, all of which are incorporated herein by reference.

Item 4.01. Change in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

On the Closing Date, the Audit Committee of the Board approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. WithumSmith+Brown, PC (“WSB”) served as independent registered public accounting firm of SRNG prior to the consummation of the Business Combination. Accordingly, WSB was informed that it would be replaced by EY as the Company’s independent registered public accounting firm.

The reports of WSB on SRNG’s, the Company’s legal predecessor, balance sheet as of December 31, 2020 and the statements of operations, changes in stockholder’s equity and cash flows for the period from October 22, 2020 (date of inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from October 22, 2020 (date of inception) through December 31, 2020 and the subsequent interim period through the Closing Date, there were no disagreements between the Company and WSB on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WSB, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the period from October 22, 2020 (date of inception) through December 31, 2020 and the subsequent interim period through the Closing Date, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from October 22, 2020 (inception) to the date the Board approved the engagement of EY as the Company’s independent registered public accounting firm, SRNG did not consult with EY on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on SRNG’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

The Company has provided WSB with a copy of the foregoing disclosures and has requested that WSB furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of WSB’s letter, dated September 17, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy in the section titled “The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Immediately after giving effect to the Business Combination, including rollover equity instruments (i.e., restricted stock awards and stock options), there were 1,330,072,374 shares of New Ginkgo Class A common stock outstanding, 627,316,622 shares of New Ginkgo Class B common stock outstanding and 51,824,925 warrants to purchase shares of New Ginkgo

Class A common stock outstanding. As of such time, New Ginkgo’s executive officers and directors and their affiliated entities held 32.6% of the total voting power of New Ginkgo’s outstanding capital stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the Closing, and in accordance with the terms of the Merger Agreement, each executive officer of SRNG and Merger Sub ceased serving in such capacities; Scott M. Delman, Joshua Kazam, Isaac Lee, Timothy Leiweke, Dennis A. Miller, Laurence E. Paul, and Harry E. Sloan ceased serving on SRNG’s board of directors. Jason Kelly, Reshma Shetty, Arie Belldegrun, Marijn Dekkers, Christian Henry, Reshma Kewalramani, Shyam Sankar and Harry E. Sloan were appointed as directors of the Company, to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

Upon the consummation of the Business Combination, the Company established the following three committees of the Board: audit committee, compensation committee and nominating and corporate governance committee. Mr. Henry, Mr. Dekkers and Mr. Sloan were appointed to serve on the Company’s audit committee, with Mr. Henry serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Mr. Sankar, Mr. Belldegrun and Mr. Henry were appointed to serve on the Company’s compensation committee, with Mr. Sankar serving as the chair. Mr. Dekkers, Ms. Kewalramani and Mr. Sankar were appointed to serve on the Company’s nominating and corporate governance committee, with Mr. Dekkers serving as the chair.

Additionally, upon consummation of the Business Combination, Mr. Kelly was appointed as the Company’s Chief Executive Officer; Ms. Shetty was appointed as President and Chief Operating Officer; and Mark Dmytruk was appointed as Chief Financial Officer.

Following the consummation of the Business Combination, the non-employee directors of the Company will be entitled to the following compensation for their service on the Board under the Non-Employee Director Compensation Program: (i) an annual cash retainer of $50,000; and (ii) if the non-employee director serves as lead independent director or chair or on a committee of the Board, an additional annual fee as follows: (A) $36,000 for the chair of the Board; (B) $25,000 for the lead independent director; (C) $20,000 for the chair of the audit committee or $10,000 for a non-chair member of the audit committee; (D) $15,000 for the chair of the compensation committee or $7,500 for a non-chair member of the compensation committee; or (E) $10,000 for the chair of the nominating and corporate governance committee or $5,000 for a non-chair member of the nominating and corporate governance committee, in each case, if applicable.

Under the Non-Employee Director Compensation Program, each non-employee director who is initially elected or appointed to the New Ginkgo Board on or after the consummation of the Business Combination (other than those non-employee directors who were appointed by SRNG to serve on the Board or those non-employee directors who served on the board of SRNG or Old Ginkgo prior to the consummation of the Business Combination) will receive (A) an initial option to purchase shares of New Ginkgo Class A common stock with a grant date fair value equal of $400,000 (as determined under the program) (the “Initial Option”); (B) an additional initial option to purchase shares of New Ginkgo Class A common stock with a grant date fair value of $200,000 (the “Additional Initial Option”); and (C) a number of restricted stock units determined by dividing $200,000 by the fair market value of a share of a share of New Ginkgo Class A common stock (the “Additional Initial RSU”). In the event that a non-employee director’s date of initial election or appointment does not occur on the same date as an annual meeting of stockholders, the value of the Additional Initial Option and the Additional Initial RSU will be pro-rated in accordance with the terms of the program. Each non-employee director who has served on the Board as of the date of an annual meeting of stockholders that occurs after the consummation of the Business Combination and will continue to serve as a non-employee director immediately following such meeting, such non-employee director will receive (i) an option to purchase shares of New Ginkgo Class A common stock with a grant date fair value of $200,000 (as determined under the program) (the “Subsequent Option”) and (ii) a number of restricted stock units determined by dividing $200,000 by the fair market value of a share of New Ginkgo Class A common stock (the “Subsequent RSU”).

Stock options granted under the program will have an exercise price equal to the fair market value of New Ginkgo’s Class A common stock on the date of grant and will expire not later than ten years after the date of grant. Each Initial Option granted to a non-employee director will vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant. Each Additional Initial Option and the Additional Initial RSUs granted to a non-employee director will vest and become exercisable, as applicable, in a single installment on the day before the next annual meeting of stockholders occurring after the date of the director’s initial election or appointment to the New Ginkgo Board. Each Subsequent Option and the Subsequent RSUs will vest and become exercisable, as applicable, in a single installment on the earlier of the first anniversary of the date of grant or the day before the next annual meeting of stockholders occurring after the date of grant. Vesting of the options and restricted stock units granted under the program is subject to the non-employee director’s continued service through each applicable vesting date. In the event of a change in control of New Ginkgo, the options and restricted stock units granted under the program will vest in full.

Reference is made to the disclosure described in the Proxy in the section titled “New Ginkgo Management After the Business Combination” beginning on page 233 for biographical information about each of the directors and officers following the Transactions, which is incorporated herein by reference.

The information set forth under Item 1.01. “Entry into a Material Definitive Agreement—Indemnification Agreement”, “—Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan” and “—Ginkgo Bioworks Holdings, Inc. Employee Stock Purchase Plan” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by SRNG’s organizational documents, the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the sections titled “The Business Combination Proposal” and “The Merger Agreement” beginning on page 108 and 131, respectively, of the Proxy, and are incorporated herein by reference.

Item 8.01. Other Events.

By operation of Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to SRNG and has succeeded to the attributes of SRNG as the registrant, including SRNG’s SEC file number (001-40097) and CIK Code (0001830214). The Company’s Class A common stock and public warrants are deemed to be registered under Section 12(b) of the Exchange Act, and the Company will hereafter file reports and other information with the SEC using SRNG’s SEC file number (001-40097).

The Company’s Class A common stock and public warrants are listed for trading on The New York Stock Exchange under the symbols “DNA” and “DNA.WS,” respectively, and the CUSIP numbers relating to the Company’s Class A common stock and public warrants are 37611X 100 and 37611X 118, respectively.

Holders of uncertificated shares of SRNG’s Class A common stock immediately prior to the Business Combination have continued as holders of shares of uncertificated shares of New Ginkgo Class A common stock.

Holders of SRNG’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to SRNG.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The consolidated financial statements of Ginkgo Bioworks, Inc. as of and for the years ended December 31, 2020 and 2019, the related notes and the report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-35 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of Ginkgo Bioworks, Inc. as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 and the related notes thereto are set forth in the Proxy beginning on page F-98 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of Ginkgo Bioworks, Inc. as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 and the related notes thereto are filed herewith as Exhibit 99.1 and incorporated herein by reference.

The financial statements of SRNG as of December 31, 2020 and for the period from October 22, 2020 (date of inception) through December 31, 2020, and the related notes and the report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-2 and are incorporated herein by reference. The unaudited financial statements of SRNG as of March 31, 2021 and for the three months ended March 31, 2021 and the related notes thereto are set forth in the Proxy beginning on page F-17 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of SRNG as of June 30, 2021 and for the six months ended June 30, 2021 and the related notes thereto are set forth in SRNG’s 10-Q beginning on page 1 and are incorporated herein by reference.

(b) Pro forma financial information.

Certain pro forma financial information of the Company as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of May 11, 2021, by and among Soaring Eagle Acquisition Corp., SEAC Merger Sub Inc. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 2.1 of SRNG’s Current Report on Form 8-K filed with the SEC on May 11, 2021).

2.2	Amendment to the Agreement and Plan of Merger, dated as of May 14, 2021, by and among Soaring Eagle Acquisition Corp., SEAC Merger Sub Inc. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 2.1 to SRNG’s Quarterly Report on Form 10-Q (File No. 001-40097) for the quarter ended March 31, 2021, filed with the SEC on May 24, 2021).

3.1	Certificate of Incorporation of Ginkgo Bioworks Holdings, Inc. (f/k/a Soaring Eagle Acquisition Corp.).

3.2	Amendment to Certificate of Incorporation of Ginkgo Bioworks Holdings, Inc. (f/k/a Soaring Eagle Acquisition Corp.).

3.3	Bylaws of Ginkgo Bioworks Holdings, Inc.

4.1	Specimen Class A Common Stock Certificate of Ginkgo Bioworks Holdings, Inc. (incorporated by reference to Exhibit 4.5 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on August 4, 2021).

4.2	Warrant Agreement, dated as of February 23, 2021, by and among Soaring Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on February 26, 2021).

10.1+	Form of Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan (incorporated by reference to Annex E of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.2+	Form of Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex F of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.4	Registration Rights Agreement, dated as of September 16, 2021, by and among Ginkgo Bioworks Holdings, Inc., Eagle Equity Partners III, LLC and the other Holders signatory thereto.

10.8	Ginkgo Bioworks, Inc. 2008 Stock Incentive Plan, as amended as of June 18, 2014 (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.9	Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.10	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective May 1, 2019 (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.11	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective September 9, 2019 (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.12	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective November 14, 2019 (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.13	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective April 8, 2020 (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.14	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective March 15, 2021 (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.15	Form of Incentive Stock Option Agreement, granted under the Ginkgo Bioworks, Inc. 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.16	Form of Restricted Stock Unit Agreement, granted under the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.17	Form of Restricted Stock Agreement, granted under the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.18†‡	Lease Agreement, dated December 22, 2011, between Zoom Group LLC and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.19†	First Amendment to Lease Agreement, dated April 1, 2012 (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.20†	Second Amendment to Lease, dated August 1, 2014 (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.21	Third Amendment to Lease, dated August 15, 2014 (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.22†	Fourth Amendment to Lease, dated May 1, 2016 (incorporated by reference to Exhibit 10.22 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.23†	Fifth Amendment to Lease, dated May 31, 2016 (incorporated by reference to Exhibit 10.23 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.24	Sixth Amendment to Lease, dated August 5, 2016 (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.25†	Seventh Amendment to Lease, dated July 31, 2017 (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.26†	Eighth Amendment to Lease, dated March 23, 2018 (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.27†	Ninth Amendment to Lease, dated September 6, 2018 (incorporated by reference to Exhibit 10.27 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.28†	Tenth Amendment to Lease, dated July 29, 2020 (incorporated by reference to Exhibit 10.28 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.29†	Eleventh Amendment to Lease, dated August 14, 2020 (incorporated by reference to Exhibit 10.29 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.30†	Twelfth Amendment to Lease, dated January 13, 2021 (incorporated by reference to Exhibit 10.30 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.31†	Thirteenth Amendment to Lease, dated September 6, 2021 (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-1 (File No. 333-258712), filed with the SEC on September 15, 2021).

10.32†‡	Lease Agreement, dated March 18, 2016, by and between Jamestown 21-23-25 Drydock, L.P. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.31 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.33†	First Amendment to Lease Agreement, dated August 13, 2018 (incorporated by reference to Exhibit 10.32 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.34†‡	Sublease, dated December 10, 2019, by and between Stanley Convergent Security Solutions, Inc., and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.33 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.35†	Storage Space License Agreement, dated July 1, 2020, by and between Jamestown 21-23-25 Drydock, L.P. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.34 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.36†	License Agreement, dated September 11, 2020, by and between Jamestown 21-23-25 Drydock, L.P. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.35 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.37‡	Supply Agreement by and between Ginkgo Bioworks, Inc. and Twist Bioscience Corporation, dated March 2, 2018 (incorporated by reference to Exhibit 10.36 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.38‡	Collaboration Agreement, dated as of September 13, 2019, by and between Ginkgo Bioworks, Inc. and Berkeley Lights, Inc. (incorporated by reference to Exhibit 10.37 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.39	Offer Letter, dated October 7, 2020, between Ginkgo Bioworks, Inc. and Mark Dmytruk (incorporated by reference to Exhibit 10.38 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.40	Ginkgo Bioworks Holdings, Inc. Non-Employee Director Compensation Program (incorporated by reference to Exhibit 10.39 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-256121), filed with the SEC on June 28, 2021).

10.41	Form of Founder Equity Grant Agreement (incorporated by reference to Exhibit 10.40 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.42	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.41 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.43	Sponsor Support Agreement, dated as of May 11, 2021, by and among Eagle Equity Partners III, LLC, Ginkgo Bioworks, Inc., Soaring Eagle Acquisition Corp. and certain of its shareholders (incorporated by reference to Exhibit 10.4 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on May 11, 2021).

16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission.

21.1	List of Subsidiaries.

99.1	Unaudited condensed consolidated financial statements of Ginkgo Bioworks, Inc. for the six months ended June 30, 2021 and 2010.

99.2	Unaudited pro forma condensed combined financial information of SRNG and Ginkgo Bioworks, Inc. as of and for the six months ended June 30, 2021.

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Ginkgo Bioworks, Inc. for the six months ended June 30, 2021 and for the years ended December 31, 2020 and 2019.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

†

The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

‡	Certain confidential information contained in this Exhibit has been omitted because it is (i) not material and (ii) of the type that the registrant treats as private or confidential.

+	Indicates a management contract of compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GINKGO BIOWORKS HOLDINGS, INC.

By:	/s/ Mark Dmytruk
Name: Mark Dmytruk
Title: Chief Financial Officer

Date: September 20, 2021